UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2010 (February 22, 2010)
Date of Report (Date of earliest event reported)

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bellevue Way NE, Suite 400 Bellevue, WA 98004	425-462-2556	V6N 3E6
(Address of principal executive offices)	Registrant's telephone number, including area code	(Zip Code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sale of Equity Securities

On February 22, 2010, we issued in exchange for services rendered and services to be rendered options under our 2009 Stock Incentive Plan to five of our employees, directors and service providers to purchase an aggregate of 3,326,000 shares of our common stock at $0.97 per share.  1,913,000 of such options vested on February 22, 2010, and 1,413,000 of such options are scheduled to vest on February 22, 2011.  All of such options are exercisable until February 21, 2020. We issued these options in transactions relying on the registration exemption provided by Regulation S and/or or Section 4(2) of the Securities Act of 1933.

Item 5.03                      Amendments to Articles of Incorporation; Change in Fiscal Year.

On February 22, 2010, we filed with the Secretary of State of Nevada the Amendment to our Articles of Incorporation mentioned in our Information Statement on Schedule 14C filed with the U.S. Securities and Exchange Commission on January 29, 2010 and mailed to our shareholders.  The Amendment to our Articles of Incorporation increased our authorized share capital from 55 million authorized shares, consisting of 50 million shares of common stock and 5 million shares of preferred stock, to 155,000,000 million authorized shares, consisting of 150,000,000 million shares of common stock and 5 million shares of preferred stock.

Item 9.01       Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation filed on February 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 TAPIMMUNE INC.

By: /s/ Denis Corin
Denis Corin
President

February 24, 2010